                    News Release

                    Ecolab Inc.

                    370 Wabasha Street North

                    St. Paul, Minnesota 55102

FOR IMMEDIATE RELEASE

Michael J. Monahan	(651) 293-2809 (Tel)
(651) 225-3123 (Fax)

ECOLAB’S FOURTH QUARTER EXPECTED TO BEAT FORECASTED RANGE

Double-Digit EPS Gains From Ongoing Operations Expected For 2002 and 2003

ST. PAUL, Minn.— January 23, 2003— Ecolab Inc. announced today that for the fourth quarter and full year ended December 31, 2002 diluted net income per share is expected to be $0.39 and $1.60, respectively.

Excluding unusual items, pro forma diluted earnings per share from ongoing operations for the fourth quarter ended December 31, 2002 is expected to reach $0.45, exceeding the company’s previous estimated range of $0.41-$0.44.  Full year 2002 pro forma earnings should be $1.84 per share, also exceeding the company’s previous estimated range of $1.80-$1.83 per share.

In addition, the company said earnings per share for the full year 2003 are expected to show another year of double-digit growth, and that analyst estimates of $2.05 appear achievable. A table outlining fourth quarter and full year 2002 expectations is included later in this release.  Final results for the fourth quarter and full year 2002 will be released before the market opens on February 18, 2003, with a webcast teleconference call to be held at 1:00 pm Eastern Time the same day.

Allan L. Schuman, Ecolab’s Chairman and Chief Executive Officer commented, saying, “We ended the year on a strong note, as the combination of good sales gains and cost savings enabled us to beat our previous expectations.  We are extremely pleased with our excellent performance in 2002, which was achieved against challenging economic conditions, and reflected the hard work of our associates around the globe.  Moreover, we continued to make the necessary investments in 2002 in sales force training and productivity tools, new products and acquisitions to continue our growth in 2003 and beyond.

“Ecolab today is in excellent shape, with the industry’s leading and most robust product and service offering, the largest and best trained global sales and service force, and the strongest commitment to its extensive customer relationships.  We have aggressively pursued our markets, developing new segments and offering innovative services and product solutions that are uniquely and specifically geared to meet our customers’ growing cleaning and sanitizing needs.  In doing so we have also broadened our markets and increased our future growth opportunities.  We remain very optimistic regarding our business in 2003 and beyond, and determined to continue to deliver improved shareholder value.”

Business Outlook

Certain statements herein, including those that follow, are based on current expectations. These statements are forward-looking, and actual results may differ materially.   This Business Outlook section should be read in conjunction with the information on “Forward-Looking Statements” at the end of this release.

Ecolab expects consolidated sales to increase 14% in the fourth quarter 2002 over pro forma sales for the same period in 2001.   In fixed currencies and excluding acquisitions, sales are expected to increase 9%.   Gross margins are expected to be around 50%, reflecting a reclassification of certain selling, general and administrative (SG&A) expenses to cost of sales.   Conversely, SG&A expenses are expected to decline to around 38% of sales, reflecting the effects of the same reclassification.  Net interest expense is likely to be approximately $10 million for the fourth quarter, reflecting the additional debt incurred in the purchase of Henkel-Ecolab.  Currency is expected to be a slightly favorable influence.

Net income per diluted share for the fourth quarter 2002, as reported, is expected to be $0.39.  Pro forma diluted earnings per share from ongoing operations for the fourth quarter 2002 is expected to be $0.45 compared to $0.34 per share in the fourth quarter 2001.

During the fourth quarter 2002, the company contributed nearly $125 million to its U.S. pension plan as a result of normal growth in accrued plan benefits, the impact of lower year-end interest rates on the plan liability, and a decline in plan assets during 2002.

For the full year ended December 31, 2002, net income per diluted share, as reported, is expected to be $1.60.  Ecolab expects full year 2002 pro forma diluted earnings per share from ongoing operations to be $1.84 compared with pro forma earnings of $1.63 in 2001.

Fourth quarter and full year results include special charges related to plans management announced earlier in the year to undertake restructuring and cost saving actions during 2002.  Actions taken included workforce reductions, product discontinuations and asset write-downs totaling $12.4 million for the fourth quarter and $51.8 million for the full year.  All restructuring actions have been announced and recorded.  Aggregate charges were consistent with the previously announced $50 million - $60 million range on a pre-tax basis.

The following table presents a summary of the company’s expectations for the fourth quarter and full year 2002.  This table is not intended to present information consistent with SEC guidelines for pro forma financial information or to be an alternative to results under generally accepted accounting principles in the United States of America.  It is provided to assist in investors’ understanding of the impact of unusual items on the company’s financial results.

EARNINGS PER SHARE OUTLOOK

	Fourth Quarter		Full Year
	2002E	2001	2002E	2001
(Diluted earnings per share)
Pro forma income from ongoing operations	$0.45	$0.34	$1.84	$1.63
Pro forma adjustments:
Acquisition of Europe joint venture				(0.03)
Adoption of FAS 142
Goodwill amortization		(0.04)		(0.15)
Transitional impairment charge			(0.03)
One-time gain from benefit plan change			0.03
Special charges	(0.06)		(0.25)
Discontinued operations			0.01
Net income, as reported	$0.39	$0.30	$1.60	$1.45

With worldwide sales exceeding $3 billion, Ecolab is the leading global developer and marketer of premium cleaning, sanitizing, pest elimination, maintenance and repair products and services for the hospitality, institutional and industrial markets.

Ecolab shares are traded on the New York Stock Exchange and the Pacific Exchange under the symbol ECL.  Ecolab news releases and other investor information are available on the Internet at http://www.ecolab.com.  Supplementary information regarding historical pro forma earnings may be found on Ecolab’s web site at http://www.ecolab.com/investor/proforma.asp.

Ecolab will release final results for the fourth quarter and full year 2002 before the market opens on February 18, 2003 and host a live webcast to review the fourth quarter earnings announcement on the same day at 1:00 p.m. Eastern Time.  The webcast will be available to the public on Ecolab’s website at http://www.ecolab.com/investor/.  A replay of the webcast will be available at that site through February 28, 2003.

Listening to the webcast requires Internet access, a soundcard and the Windows Media Player or other compatible streaming media player. If you do not have the Windows Media client installed on your PC, you may download a free version, Media Player Series 9, at http://www.microsoft.com/windows/windowsmedia/ players.asp.

This news release contains various “Forward-Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These include statements concerning our 2002 fourth quarter as well as the 2002 and 2003 full year financial and business prospects.  These statements, which represent Ecolab’s expectations or beliefs concerning various future events, are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ materially from those of such Forward-Looking Statements.  These risks and uncertainties include, with respect to the 2002 fourth quarter and full year results, unanticipated adjustments resulting from the financial closing process, including changes to reserves.  Risks and uncertainties with respect to 2003 full year and future results include: the vitality of the foodservice, hospitality and travel industries; restraints on pricing flexibility due to competitive factors and customer and vendor consolidations; changes in oil or raw material prices or unavailability of adequate and reasonably priced raw materials; the occurrence of capacity constraints or the loss of a key supplier; the effect of future acquisitions or divestitures or other corporate transactions; the company’s ability to achieve plans for past acquisitions; the possibility that the company’s actual costs for its previously announced restructuring and integration activities will differ from current estimates set forth herein; the costs and effects of complying with: (i) laws and regulations relating to the environment and to the manufacture, storage, distribution, efficacy and labeling of the company’s products and (ii) changes in tax, fiscal, governmental and other regulatory policies; economic factors such as the worldwide economy, interest rates and currency movements, including, in particular, the company’s exposure to foreign currency risk; the occurrence of (i) litigation or claims, (ii) the loss or insolvency of a major customer or distributor, (iii) war, (iv) natural or manmade disasters (including material acts of terrorism or other hostilities which impact the company’s markets) and, (v) severe weather conditions affecting the foodservice, hospitality and travel industries; loss of, or changes in, executive management; the company’s ability to continue product introductions and technological innovations; and other uncertainties or risks reported from time-to-time in the company’s reports to the Securities and Exchange Commission.  In addition, the company notes that its stock price can be affected by fluctuations in quarterly earnings.  There can be no assurances that the company’s earnings levels will meet investors’ expectations. Ecolab undertakes no duty to update its Forward-Looking Statements.

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